Execution Version

Energy Transfer Partners, L.P.
12,000,000 Common Units(1)
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
April 5, 2013

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:
Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to sell to Barclays Capital Inc. (the “Underwriter”) the number of common units representing limited partner interests in the Partnership (“Units”) set forth in Schedule I hereto (said Units to be issued and sold by the Partnership being hereinafter called the “Underwritten Securities”). The Partnership also proposes to grant to the Underwriter an option to purchase up to the number of additional Units set forth in Schedule I hereto (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be (the “Incorporated Documents”); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.
In addition, prior to the date hereof, the Partnership, Heritage ETC, L.P., a Delaware limited partnership (“Heritage ETC”), Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”) and ETE Sigma Holdco, LLC, a Delaware limited liability company (“ETE Sigma”), entered into a contribution agreement (the “Contribution Agreement”), dated as of March 20, 2013, pursuant to which ETE Sigma will contribute its 60% ownership interest in ETP Holdco Corporation (“ETP Holdco”) to Heritage ETC, in exchange for aggregate consideration of $3.75 billion, consisting of $1.4 billion in cash and the issuance to ETE of 49,484,102 Units. Upon consummation of the transaction, ETP (through its ownership of Heritage ETC) will own 100% of ETP Holdco.

(1) Plus an option to purchase from the Partnership, up to 1,800,000 Option Securities.

1.Representations and Warranties. The Partnership represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.
(a)    The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (No. 333-171697), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to the Underwriter. The Partnership will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised the Underwriter, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.
(b)    On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(c)    The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of the Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.
(d)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the Execution Time (with such date being used as the determination date for purposes of this clause (iii)), the Partnership was or is (as the case may be) a Well-Known Seasoned Issuer as defined in Rule 405. The Partnership agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(e)    (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer.
(f)    The Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Securities remain unsold by the Underwriter the Partnership receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Partnership will (i) promptly notify the Underwriter, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Underwriter, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Underwriter of such effectiveness. The Partnership will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Partnership has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(g)    Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of the Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Partnership has promptly notified or will promptly notify the Underwriter and (ii) the Partnership has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(h)    At the Execution Time, the Partnership has an authorized and outstanding equity capitalization as set forth in the sections of the Preliminary Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Issuer Free Writing Prospectus), and, as of the Closing Date and any settlement date, as the case may be, the Partnership shall have an authorized and outstanding equity capitalization as set forth in the sections of the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus entitled “Capitalization” and “Description of Units” (and any similar sections or information, if any, contained in any Issuer Free Writing Prospectus) (subject, in each case, to the issuance of Units upon exercise of unit options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Base Prospectus, the Preliminary Prospectus, and the Final Prospectus, the grant of options or other equity awards under existing unit option plans described in the Registration Statement (excluding the exhibits thereto), the Base Prospectus, the Preliminary Prospectus and the Final Prospectus and the issuance of Units (i) upon exercise of the Underwriter’s option to purchase additional Units and (ii) pursuant to an at-the-market or continuous equity offering or any equity distribution agreement relating thereto); all of the issued and outstanding general partner interests, incentive distribution rights and limited partner interests of the Partnership have been duly authorized and validly issued and are fully paid (to the extent required under the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”)) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus and (ii) Sections 17-303(a), 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and no further approval or authority of the security holders or the Board of Directors of ETP LLC is required for the offering and sale of the Securities; the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, each as filed with the Incorporated Documents, have been duly authorized and approved in accordance with the Delaware LP Act and are in full force and effect; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”).
(i)    Each of the ETP Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of the State of Delaware, with all limited partnership or limited liability company power and authority necessary, in the case of the Partnership, to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, and, in the case of the General Partner and ETP LLC, to act as general partner of the Partnership and the General Partner, respectively, in each case in all material respects as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any.
(j)    Each of the ETP Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership and the Subsidiaries (as defined below), taken as a whole; (ii) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the offering, issuance and sale of the Securities; (iii) subject the limited partners of the Partnership to any material liability or disability or (iv) result in the delisting of Units from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii), (iii) and (iv) being herein referred to as a “Material Adverse Effect”); insofar as the foregoing representation relates to the registration or qualification of the ETP Entities, the applicable jurisdictions are set forth on Schedule II hereto.
(k)    The General Partner is the sole general partner of the Partnership with an approximate 0.9% general partner interest in the Partnership (the “GP Interest”) existing immediately prior to the time of purchase of the Securities under this Agreement; such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all liens, claims, charges and encumbrances (“Liens”).
(l)    The limited partners of the Partnership existing immediately prior to the time of purchase will own (i) 305,627,586 Units, (ii) 8,853,832 Class E Units representing limited partner interests in the Partnership (the “Class E Units”) and (iii) 90,706,000 Class F Units representing limited partner interests in the Partnership (the “Class F Units” and, together with the Units and the Class E Units, the “Existing Units”), collectively representing an approximate 99.1% limited partner interest in the Partnership, (I) 50,226,967 Units of which are owned by ETE, free and clear of all Liens, other than Liens arising under the Credit Agreement, dated as of September 20, 2010, among ETE, Credit Suisse AG (as administrative agent) and the other lenders party thereto and the Pledge and Security Agreement, dated as of September 20, 2010, by and among ETE, ETP LLC, ETE GP Acquirer LLC, ETE Services Company, LLC and Regency GP LLC (as the grantors) and Credit Suisse AG, Cayman Islands Branch (as collateral agent), the Senior Secured Term Loan Agreement, dated as of March 23, 2012, by and among ETE, Credit Suisse AG (as administrative agent), and the other lenders party thereto, and the Senior Secured Bridge Term Loan Credit Agreement, dated as of April 1, 2013, with Credit Suisse AG, as administrative agent, and the lenders party thereto (collectively, the “ETE Credit Agreements”), (II) 8,853,832 Class E Units all of which are owned by Heritage Holdings Inc., free and clear of all Liens, and (III) 90,706,000 Class F Units all of which are owned by Sunoco, Inc., a Pennsylvania corporation, free and clear of all Liens.
(m)    All of the Existing Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus and (ii) Sections 17-303(a), 17-607 or 17-804 of the Delaware LP Act).
(n)    ETE owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and ETE owns such membership interests free and clear of all Liens, other than Liens under the ETE Credit Agreements.
(o)    (i) ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such interest has been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership and are fully paid (to the extent required under the General Partner’s agreement of limited partnership) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 or 17-804 of the Delaware LP Act and as otherwise described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus); and (vi) ETE owns such limited partner interests free and clear of all Liens, other than Liens arising under the ETE Credit Agreements.
(p)    The Partnership has no direct or indirect subsidiaries (as defined under the Act) other than the subsidiaries listed in Schedule IV hereto (collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity (other than as set forth on Schedule V); complete and correct copies of the formation and governing documents of each of the ETP Entities and all amendments thereto have been delivered to the Underwriter, and, no changes thereto will be made on or after the date hereof, through and including the time of purchase, or, if later, any additional time of purchase; and each of the ETP Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.
(q)    Except as set forth in the Registration Statement (excluding the exhibits thereto), the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, as of the Closing Date or any settlement date, the Securities to be sold by the Partnership pursuant hereto have been duly and validly authorized and issued and after they are delivered against payment therefor as provided herein, will be fully paid, non-assessable (except as such non-assessability may be affected by (i) matters described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus and (ii) Sections 17-303(a), 17-607 or 17-804 of the Delaware LP Act) and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Securities to be sold by the Partnership pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s formation and governing documents or any agreement or other instrument to which the Partnership is a party or by which it or its properties may be bound or affected.
(r)    The Securities conform in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any; and the certificates, if any, for the Securities are in due and proper form.
(s)    This Agreement has been duly authorized and executed and validly delivered by the Partnership.
(t)    The Contribution Agreement has been duly authorized, executed and delivered by the Partnership and Heritage ETC and constitutes a valid and binding agreement of the Partnership and Heritage ETC, enforceable against the Partnership and Heritage ETC in accordance with its terms, except as the enforceability thereof may be limited (A) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) with respect to the indemnity, contribution and exoneration provisions therein, by public policy and applicable laws relating to fiduciary duties and indemnification.
(u)    None of the ETP Entities or any Subsidiary is (A) in violation of its respective formation, governing or any other organizational documents, or (B) in breach of, in default under or in violation of, nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETP Entities or any Subsidiary is a party or by which it or its properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order applicable to any of the ETP Entities or any Subsidiary or any of their respective properties, except any such breach, default or violation, in the case of clauses (B), (C), (D) and (E) above, that would, if continued, not have, individually or in the aggregate, a Material Adverse Effect or would not materially impair the ability of the Partnership to perform its obligations under this Agreement or the transactions contemplated by the Contribution Agreement; and none of (i) the execution, delivery and performance of this Agreement by the Partnership, (ii) the execution, delivery and performance of the Contribution Agreement by the Partnership and Heritage ETC, (iii) the offering, issuance and sale of the Securities, or (iv) the consummation of the transactions contemplated hereby and by the Contribution Agreement will conflict with, result in any breach or violation of or constitute a default under, nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a Lien on any property or assets of any of the ETP Entities pursuant to (I) any formation, governing or any other organizational document of any of the ETP Entities, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETP Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (V) any decree, judgment or order applicable to any of the ETP Entities or any of their respective properties, except for any such conflicts, breaches, violations or defaults, in the case of clause (II), (III), (IV) and (V) above, that would not have, individually or in the aggregate, a Material Adverse Effect.

(v)    No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over any ETP Entity or its property (including, without limitation, the NYSE) (each, a “Consent”) or any approval of the security holders of the Partnership or any party to the Equity Distribution Agreement between the Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated January 22, 2013, is required in connection with the offering, issuance or sale of the Securities or the consummation by the Partnership of the transactions contemplated hereby, the execution, delivery and performance of the Contribution Agreement by the Partnership or Heritage ETC, or the consummation by the Partnership or Heritage ETC of the transactions contemplated thereby, other than (i) registration of the Securities under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriter or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”), (iii) such Consents that have been obtained prior to the date hereof and (iv) such Consents in connection with the transactions contemplated by the Contribution Agreement.
(w)    Except as described in the Registration Statement (excluding the exhibits thereto), the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any Units or other equity interests in the Partnership, (iii) no person has any resale rights in respect of the Units that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer, issuance and sale of the Securities; no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Units or other equity interests in the Partnership, or to include any such Units or other interests in the Registration Statement or the offering and sale of the Securities, that have not been waived in writing; except for options, warrants or other rights granted pursuant to employee benefits plans, qualified option plans or other employee compensation plans of the Partnership and rights to purchase Units pursuant to the Partnership’s distribution reinvestment program, there are no outstanding options or warrants to purchase any partnership or membership interests or other securities of the ETP Entities.
(x)    The Partnership and each of the Subsidiaries have all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and have made all necessary filings required under any applicable law, regulation or rule, and have obtained all necessary Permits from other persons, in order to conduct their businesses, except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership or any of the Subsidiaries is in violation of, is in default under, and has received notice of any proceedings relating to revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the ETP Entities or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
(y)    All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus (i) under the headings “Description of Units,” “Cash Distribution Policy,” “Material Income Tax Considerations” and “Material Tax Considerations,” and (ii) in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012 under the captions “Business – Regulation” and “Legal Proceedings,” in each case, (i) as such matters have been updated by any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Partnership with the Commission and (ii) including any similar information, if any, contained in any Issuer Free Writing Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
(z)    Except as described in the Registration Statement, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership after due inquiry, threatened or contemplated to which any of the ETP Entities, any Subsidiary or any of ETP LLC’s directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except for any such action, suit, claim, investigation or proceeding which, if resolved adversely to any ETP Entity or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
(aa)    Grant Thornton LLP, who have audited the consolidated financial statements of the Partnership as of December 31, 2012, 2011 and 2010, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
(bb)    The financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent expressly disclosed therein; the pro forma financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, together with the related notes and schedules, include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any; the other financial and statistical data set forth in or incorporated by reference into the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and Regulation G. No other financial statements (historical or pro forma) are required to be included or incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses, if any, pursuant to the applicable accounting requirements of the Act, the Exchange Act and the rules and regulations thereunder. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(cc)    Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the ETP Entities individually or in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the ETP Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the ETP Entities or (v) any dividend or distribution of any kind declared, paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.
(dd)    The Partnership has obtained for the benefit of the Underwriter the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of ETP LLC’s directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and each beneficial owner of more than 5% of the Units named in Exhibit A-1 hereto.
(ee)    Neither the Partnership nor any Subsidiary is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the offering and sale of the Securities, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
(ff)    The Partnership and each of the Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, as being owned by it, free and clear of all Liens except (i) as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, and (ii) as do not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, including Liens pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Partnership and the Subsidiaries; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable Subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid and subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any.
(gg)    The Partnership and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material sense with, and neither the Partnership nor any Subsidiary has received any notice of conflict with, any such rights of others.
(hh)    No labor disputes with the employees that are engaged in the businesses of the Partnership and the Subsidiaries exist or, to the knowledge of the Partnership, are imminent or threatened except for those that would not, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary.
(ii)    Except as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any, and to the knowledge of the Partnership after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to any pending or, to the knowledge of the Partnership after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the ETP Entities (collectively, “Proceedings”), except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus and except for the Newmark Groundwater Contamination Superfund site (as to which an affiliate of the Partnership received a request for information under Section 104(e) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) in May 2001), none of the ETP Entities nor any of the Subsidiaries is currently named as a “potentially responsible party” under CERCLA.
(jj)    All tax returns required to be filed by the Partnership and the Subsidiaries through the date hereof have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(kk)    The Partnership and each of the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses as they reasonably deem adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Partnership and each of the Subsidiaries and their business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; the Partnership does not have reason to believe that it or any Subsidiary will not be able to renew any such insurance as and when such insurance expires.
(ll)    Neither the Partnership nor any Subsidiary has sustained since the date of the last audited financial statements included in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses, if any, any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
(mm)    Except as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus, none of the ETP Entities or any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses, if any, and no such termination or non-renewal has been threatened by any of the ETP Entities or any Subsidiary. To the knowledge of the Partnership after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the ETP Entities or any of the Subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), except for any such breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(nn)    The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(oo)    The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership (including the Subsidiaries) is made known to the Chief Executive Officer and the Chief Financial Officer of ETP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s auditors and the Audit Committee of the Board of Directors of ETP LLC have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls that could adversely affect the Partnership’s ability to record, process, summarize and report financial data; (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; and (iii) all material weaknesses, if any, in internal controls that have been identified for the Partnership’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Partnership, the Subsidiaries and the directors and officers of ETP LLC, in their capacity as such, are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder; and the Partnership has taken all necessary actions to ensure that, upon and at all times after effectiveness of the Registration Statement, the Partnership, the Subsidiaries and the officers and directors of ETP LLC, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.
(pp)    On or after July 30, 2002, none of the ETP Entities has directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of ETP LLC, or to or for any family member or affiliate of any director or executive officer of ETP LLC; or (ii) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of ETP LLC, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.
(qq)    Each “forward-looking statement” contained or incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith.

(rr)    All statistical or market-related data included or incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
(ss)    Neither the Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities, except in each case as described in (i) the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus or (ii) the organizational documents of the Partnership and the Subsidiaries.
(tt)    Immediately after the issuance and sale of the Securities as contemplated hereby, no preferred securities of the Partnership shall be issued or outstanding; and the issuance and sale of the Securities as contemplated hereby will not cause any holder of Units, securities convertible into or exchangeable or exercisable for Units, or options, warrants or other rights to purchase Units or any other securities of the Partnership to have any right to acquire any preferred securities of the Partnership.
(uu)    The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for initial and continued listing of the Securities on the NYSE.
(vv)    Except pursuant to this Agreement, none of the ETP Entities or the Subsidiaries has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.
(ww)    None of the ETP Entities nor any of their respective Affiliates (as such term in defined in Rule 405 promulgated under the Act) has taken, directly or indirectly, any action designed, or that has constituted or could reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.
(xx)    To the knowledge of the Partnership after due inquiry, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership, any of ETP LLC’s officers or directors, any 5% or greater securityholders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Base Prospectus, the Preliminary Prospectus and the Final Prospectus.
(yy)    The Partnership has not distributed and will not distribute, prior to the later to occur of (i) the time of purchase and additional time of purchase and (ii) the completion of the distribution of the Securities, any prospectus (as defined under the Act) in connection with the offering and sale of the Securities other than the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Issuer Free Writing Prospectuses, if any, or other materials, if any, permitted by the Act, including Rule 134 promulgated thereunder.
(zz)    The operations of the ETP Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the ETP Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.
([[)    None of the ETP Entities or any Subsidiary nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the ETP Entities or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the ETP Entities, the Subsidiaries and, to the knowledge of the Partnership, their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(aaa)    None of the ETP Entities or any Subsidiary, nor to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any ETP Entity or any Subsidiary, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
Any certificate signed by any officer of ETP LLC and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to the Underwriter.
2.    Purchase and Sale.
(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to the Underwriter, and the

Underwriter agrees to purchase the Underwritten Securities from the Partnership, at the purchase price set forth in Schedule I hereto.
(b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the Underwriter to purchase up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriter shall pay for the Underwritten Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Underwriter to the Partnership setting forth the number of Option Securities as to which the Underwriter is exercising the option and the settlement date.
3.    Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than four Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Partnership (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The date and time at which such delivery and payment are to be made is sometimes referred to herein as the “time of purchase.” Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.
If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Securities (at the expense of the Partnership) to the Underwriter, on the date specified by the Underwriter (which shall be within three Business Days after exercise of said option) (any such date being sometimes referred to herein as an “additional time of purchase”) against payment by the Underwriter of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Securities occurs after the Closing Date, the Partnership will deliver to the Underwriter on the settlement date for the Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
4.    Offering by Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Final Prospectus.
5.    Agreements. The Partnership agrees with the Underwriter that:
(a)    Prior to the termination of the offering of the Securities, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to their Base Prospectus unless the Partnership has furnished the Underwriter a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Partnership will promptly advise the Underwriter (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) prior to termination of the offering of the Securities, of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) prior to termination of the offering of the Securities, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)    If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will: (i) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriter in such quantities as they may reasonably request.
(c)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (i)

notify the Underwriter of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Underwriter in such quantities as they may reasonably request. Neither the Underwriter’s consent to nor the Underwriter’s delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.
(d)    As soon as practicable, but not later than 16 months after the date of this Agreement, the Partnership will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Partnership and the Subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(e)    The Partnership will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.
(f)    The Partnership will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(g)    The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, and the Underwriter agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriter or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(h)    The Partnership will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Units or any securities convertible into, or exercisable or exchangeable for, Units; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto (the "Lock-up Period"), provided, however, that the Partnership may (i) issue and sell Units upon the exercise of options or warrants, or the conversion of other securities, disclosed as outstanding as of the Execution Time and may issue or register restricted units, employee options or other equity awards not exercisable during the Lock-up Period pursuant to the Amended and Restated 2004 Unit Plan described in the Registration Statement (excluding the exhibits thereto), the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, (ii) issue or register restricted units, employee options or other equity awards not exercisable during the Lock-up Period pursuant to the Amended and Restated 2004 Unit Plan or the 2008 Long-Term Incentive Plan described in the Partnership’s definitive proxy statement filed with the Commission on November 21, 2008, (iii) issue and sell Units pursuant to the Partnership’s distribution reinvestment program; (iv) file a registration statement relating to, and issue and sell Units pursuant to, an at-the-market or continuous equity offering or any equity distribution agreement relating thereto; and (v) issue up to 49,484,102 Units to ETE in connection with the Contribution Agreement.
(i)    The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.
(j)    The Partnership will use the net proceeds received in connection with the Offering in the manner described in the “Use of Proceeds” section of the Disclosure Package and, except as disclosed in the Disclosure Package, the Partnership does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.
(k)    The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.
6.    Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership or ETP LLC made in any certificates pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions:
(a)    The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)    The Partnership shall have requested and caused (i) Latham & Watkins LLP, counsel for the Partnership, to have furnished to the Underwriter their opinions and negative assurance letter, dated the Closing Date or any settlement date, as the case may be, and addressed to the Underwriter, in the forms set forth in Exhibits B-1, B-2, and B-3 hereto, and (ii) Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Partnership, to have furnished to the Underwriter their opinion dated the Closing Date or any settlement date, as the case may be, and addressed to the Underwriter, in the form set forth in Exhibit B-4.
(c)    The Partnership shall have furnished to the Underwriter an opinion of Thomas P. Mason, Vice President, General Counsel and Secretary of ETP LLC, addressed to the Underwriter, and dated the Closing Date or any settlement date, as the case may be, in the form set forth in Exhibit C hereto.
(d)    The Underwriter shall have received from Andrews Kurth LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(e)    The Partnership shall have furnished to the Underwriter a certificate of ETP LLC, signed by the Chief Executive Officer and the Chief Financial Officer, dated the Closing Date or any settlement date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
(i)    the representations and warranties of the Partnership in this Agreement are true and correct on and as of the Closing Date or any settlement date, as the case may be, with the same effect as if made on the Closing Date or any settlement date, as the case may be, and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any settlement date, as the case may be;
(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and
(iii)    since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(f)    The Partnership shall have requested and caused Grant Thornton LLP to have furnished to the Underwriter, at the Execution Time and at the Closing Date or any settlement date, as the case may be, letters addressed (which may refer to letters previously delivered to the Underwriter), dated respectively as of the Execution Time and as of the Closing Date or any settlement date, as the case may be, in form and substance satisfactory to the

Underwriter, which letters shall, (i) confirm that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) state, as of the date of such letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as of a date not more than five days prior to the date of such letters), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with public offerings of securities.
(g)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change or material decrease specified in the letter or letters referred to in paragraph (f) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
(h)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s or its Subsidiaries’ debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(i)    The Partnership shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as the Underwriter may reasonably request.
(j)    The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Underwriter.
(k)    At the Execution Time, the Partnership shall have furnished to the Underwriter each of the signed Lock-Up Agreements referred to in Section 1(dd) hereof, and each such Lock-Up Agreement shall be in full force and effect at the Execution Time, the Closing Date and the settlement date, as the case may be.

(l)    FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transaction contemplated hereby.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
7.    Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriter, the Partnership will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
8.    Indemnification and Contribution.
(a)    The Partnership agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, affiliates of the Underwriter who have, or who are alleged to have, participated in the distribution of the Units as underwriters, and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.
(b)    The Underwriter agrees to indemnify and hold harmless the Partnership, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Partnership by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Partnership acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution,” (ii) the name of Underwriter and its participation in the sale of the Securities, (iii) the sentence related to the selling concession and (iv) the paragraph related to stabilization, and covering transactions in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action, suit, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each of the Partnership and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Underwriter on the other from the offering of the Securities; provided, however, that in no case shall the Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the Partnership and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).
9.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Partnership prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Partnership’s Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
10.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or the officers of ETP LLC and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
11.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Barclays Capital Inc., Attention: Syndicate Registration (Facsimile No. (646) 834-8133), 745 Seventh Avenue, New York, New York 10019; or, if sent to the Partnership, will be mailed, delivered or telefaxed to it at Energy Transfer Partners, L.P., 3738 Oak Lawn Avenue, Dallas, Texas 75219, Attention: General Counsel, Facsimile No. (713) 989-1212 and confirmed to it at (713) 989-7110, attention of the Legal Department.
12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
13.    No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.
14.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriter, or any of them, with respect to the subject matter hereof.
15.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Partnership hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Partnership irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
16.    Waiver of Jury Trial. The Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
17.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
18.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
19.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Houston, Texas.
“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, and pricing information identified in Schedule III hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
“ETP Entities” shall mean, collectively, the Partnership, the General Partner and ETP LLC.
“ETP LLC” shall mean Energy Transfer Partners, L.L.C., a Delaware limited liability company and general partner of the General Partner.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“General Partner” shall mean Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of the Partnership.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 401,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456,” and “Rule 457” refer to such rules under the Act.
“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Partnership one of the counterparts hereof, whereupon it will become a binding agreement between the Partnership and the Underwriter in accordance with its terms.
Very truly yours,

ENERGY TRANSFER PARTNERS, L.P.

BY:    ENERGY TRANSFER PARTNERS GP, L.P.,
its general partner

BY:    ENERGY TRANSFER PARTNERS, L.L.C.
its general partner

By:     _/s/ Martin Salinas__________
Name:    Martin Salinas, Jr.
Title:    Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Barclays Capital Inc.

By:     /s/ Victoria Hale______________
Name: Victoria Hale
Title: Vice President

SCHEDULE I
Underwriting Agreement dated April 5, 2013
Registration Statement No. 333-171697
Underwriter:     Barclays Capital Inc.

Title, Purchase Price and Description of Securities:
Title: Common Units representing limited partnership interests
Number of Underwritten Securities to be sold by the Partnership: 12,000,000
Number of Option Securities to be sold by the Partnership: 1,800,000
Price per Unit to Public: $48.05
Price per Unit to the Underwriter – total: $47.58
Other provisions:
Closing Date, Time and Location: April 10, 2013 at 9:00 a.m. at the offices of Latham & Watkins LLP, 811 Main Street, 37th Floor, Houston, Texas 77002.
Date referred to in Section 5(h) on or after which the Partnership may offer or sell securities issued by the Partnership without the consent of the Underwriter: May 6, 2013
Modification of items to be covered by the letter from Grant Thornton LLP delivered pursuant to Section 6(f) at the Execution Time: April 3, 2013

Schedule I-1

SCHEDULE II

Entity	Jurisdiction in which registered
Energy Transfer Partners, L.L.C.	Delaware
Energy Transfer Partners GP, L.P.	Delaware
Energy Transfer Partners, L.P.	Delaware

Schedule II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Free Writing Prospectuses:

None

Other information to be included in the Disclosure Package:

Price per Unit to Public: $48.05

Number of Units offered: 12,000,000

Schedule III-1

SCHEDULE IV
•    Atlantic Petroleum Corporation, a Delaware corporation
•    Atlantic Petroleum Delaware Corporation, a Delaware corporation
•    Atlantic Petroleum (Out) LLC, a Delaware limited liability company
•    Atlantic Pipeline (Out) L.P., a Texas limited partnership
•    Atlantic Refining & Marketing Corp., a Delaware corporation
•    Butane Acquisition I LLC, a Delaware limited liability company
•    CCE Acquisition LLC, a Delaware limited liability company
•    CCE Holdings, LLC, a Delaware limited liability company
•    Chalkley Gathering Company, LLC, a Texas limited liability company
•    Citrus ETP Finance LLC, a Delaware limited liability company
•    CrossCountry Energy, LLC, a Delaware limited liability company
•    CrossCountry Alaska, LLC, a Delaware limited liability company
•    CrossCountry Citrus, LLC, a Delaware limited liability company
•    Energy Transfer Employee Management Company, a Delaware corporation
•    Energy Transfer Dutch Holdings, LLC, a Delaware limited liability company
•    Energy Transfer Fuel GP, LLC, a Delaware limited liability company
•    Energy Transfer Fuel, LP, a Delaware limited partnership
•    Energy Transfer Group, LLC, a Texas limited liability company
•    Energy Transfer International Holdings LLC, a Delaware limited liability company
•    Energy Transfer Interstate Holdings, LLC, a Delaware limited liability company
•    Energy Transfer Employee Management Company, a Delaware corporation
•    Energy Transfer Mexicana, LLC, a Delaware limited liability company
•    Energy Transfer Peru LLC, a Delaware limited liability company
•    Energy Transfer Retail Power, LLC, a Delaware limited liability company
•    Energy Transfer Technologies, Ltd., a Texas limited partnership
•    Enhanced Service Systems, Inc., a Delaware corporation
•    ET Company I, Ltd., a Texas limited partnership
•    ET Fuel Pipeline, L.P., a Delaware limited partnership
•    ETC Compression, LLC, a Delaware limited liability company
•    ETC Endure Energy L.L.C., a Delaware limited liability company
•    ETC Energy Transfer, LLC, a Delaware limited liability company
•    ETC Fayetteville Express Pipeline, LLC, a Delaware limited liability company
•    ETC Fayetteville Operating Company, LLC, a Delaware limited liability company
•    ETC Gas Company Ltd., a Texas limited partnership
•    ETC Gathering, LLC, a Texas limited liability company
•    ETC Hydrocarbons, LLC, a Texas limited liability company
•    ETC Interstate Procurement Company, LLC, a Delaware limited liability company
•    ETC Intrastate Procurement Company, LLC, a Delaware limited liability company
•    ETC Katy Pipeline, Ltd., a Texas limited partnership
•    ETC Lion Pipeline, LLC, a Delaware limited liability company
•    ETC Marketing, Ltd., a Texas limited partnership
•    ETC Midcontinent Express Pipeline, L.L.C., a Delaware limited liability company

Schedule IV-1

•    ETC New Mexico Pipeline, L.P., a New Mexico limited partnership
•    ETC NGL Marketing, LLC, a Texas limited liability company
•    ETC NGL Transport, LLC, a Texas limited liability company
•    ETC Northeast Pipeline, LLC, a Delaware limited liability company
•    ETC Oasis GP, LLC a Texas limited liability company
•    ETC Oasis, L.P., a Delaware limited partnership
•    ETC Pawnee Pipeline LLC, a Delaware limited liability company
•    ETC Texas Pipeline, Ltd., a Texas limited partnership
•    ETC Tiger Pipeline, LLC, a Delaware limited liability company
•    ETC Water Solutions, LLC, a Delaware limited liability company
•    ETE Holdco Corporation, a Delaware corporation
•    ETP Holdco Corporation, a Delaware corporation
•    ETP Newco 1 LLC, a Delaware limited liability company
•    ETP Newco 2 LLC, a Delaware limited liability company
•    ETP Newco 3 LLC, a Delaware limited liability company
•    ETP Newco 4 LLC, a Delaware limited liability company
•    ETP Newco 5 LLC, a Delaware limited liability company
•    Excel Pipeline LLC, a Delaware limited liability company
•    Five Dawaco, LLC, a Texas limited liability company
•    Grey Ranch Plant, L.P., a Texas limited partnership
•    Grey Ranch Plant Genpar, LLC, a Texas limited liability company
•    Helios Assurance Company Limited, a Bermuda company
•    Heritage ETC GP, L.L.C., a Delaware limited liability company
•    Heritage ETC, L.P., a Delaware limited partnership
•    Heritage Holdings, Inc., a Delaware corporation
•    Houston Pipe Line Company LP, a Delaware limited partnership
•    HP Houston Holdings, L.P., a Delaware limited partnership
•    HPL Asset Holdings LP, a Delaware limited partnership
•    HPL Consolidation LP, a Delaware limited partnership
•    HPL GP, LLC, a Delaware limited liability company
•    HPL Holdings GP, L.L.C., a Delaware limited liability company
•    HPL Houston Pipe Line Company, LLC, a Delaware limited liability company
•    HPL Leaseco LP, a Delaware limited partnership
•    HPL Resources Company LP, a Delaware limited partnership
•    HPL Storage GP LLC, a Delaware limited liability company
•    Inland Corporation, an Ohio corporation (70% interest)
•    Jalisco Corporation, a California corporation
•    LA GP, LLC, a Texas limited liability company
•    La Grange Acquisition, L.P., a Texas limited partnership
•    Lake Charles LNG Exports, LLC, a Delaware limited liability company
•    Leapartners, L.P., a Texas limited partnership
•    Lesley Corporation, a Delaware corporation
•    LG PL, LLC, a Texas limited liability company
•    LGM, LLC, a Texas limited liability company
•    Libre Insurance Company, Ltd., a Bermuda company

Schedule IV-2

•    Lone Star NGL Asset GP LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Asset Holdings LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Asset Holdings II LLC, a Delaware limited liability company (70% interest)
•    Lone Star NGL Development LP, a Delaware limited liability company (70% interest)
•    Lone Star NGL Fractionators LLC, a Delaware limited liability company (70% interest)
•    Lone Star NGL Hastings LLC, a Delaware limited liability company (70% interest)
•    Lone Star NGL Hattiesburg LLC, a Delaware limited liability company (70% interest)
•    Lone Star NGL LLC, a Delaware limited liability company (70% interest)
•    Lone Star NGL Marketing LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Mont Belvieu GP LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Mont Belvieu LP, a Delaware limited liability company (70% interest)

•	Lone Star NGL Pipeline LP, a Delaware limited liability company (70% interest)

•	Lone Star NGL Product Services LLC, a Delaware limited liability company (70% interest)

•	Lone Star NGL Refinery Services LLC, a Delaware limited liability company (70% interest)
•    Lone Star NGL Sea Robin LLC, a Delaware limited liability company (70% interest)
•    Mascot, Inc. a Massachusetts corporation
•    Mi Vida Genpar, L.L.C., a Texas limited liability company
•    Mid-Continent Pipe Line (Out) LLC, a Texas limited liability company
•    Mid-Valley Pipeline Company, an Ohio corporation (90.999% interest)
•    New England Gas Appliance Company, a Massachusetts corporation
•    Oasis Partner Company, a Delaware corporation
•    Oasis Pipe Line Company Texas L.P., a Texas limited partnership
•    Oasis Pipe Line Company, a Delaware corporation
•    Oasis Pipe Line Finance Company, a Delaware corporation
•    Oasis Pipe Line Management Company, a Delaware corporation
•    Oasis Pipeline, LP, a Texas limited partnership
•    Pacesetter/MVHC, Inc., a Texas corporation
•    Pan Gas Storage LLC, a Delaware limited liability company
•    Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership
•    Panhandle Energy LNG Services, LLC, a Delaware limited liability company
•    Panhandle Holdings LLC, a Delaware limited liability company
•    Panhandle Storage LLC, a Delaware limited liability company
•    PEI Power Corporation, a Pennsylvania corporation
•    PEPL Holdings, LLC, a Delaware limited liability company
•    PG Energy, Inc., a Pennsylvania corporation
•    Puerto Rico Sun Oil Company LLC, a Delaware limited liability company
•    Rich Eagleford Mainline, LLC, a Delaware limited liability company
•    SEC General Holdings, LLC, a Texas limited liability company
•    SEC Energy Realty GP, LLC, a Texas limited liability company
•    SEC Energy Products & Services, L.P., a Texas limited partnership

Schedule IV-3

•    SEC-EP Realty Ltd., a Texas limited partnership
•    Sea Robin Pipeline Company, LLC, a Delaware limited liability company
•    Southern Union Company, a Delaware corporation
•    Southern Union Data Center, LLC, a Delaware limited liability company
•    Southern Union Gas Company, Inc., a Texas corporation
•    Southern Union Gas Services, Ltd., a Texas company
•    Southern Union Gathering Company LLC, a Delaware limited liability company
•    Southern Union Intrastate Gas Pipeline, Ltd., a Texas company
•    Southern Union Panhandle LLC, a Delaware limited liability company
•    Southern Union Pipeline, Ltd., a Texas company
•    SU Development CO., LLC, a Delaware limited liability company
•    SU Gas Services Operating Company, Inc. , a Delaware corporation
•    SU Holding Company, Inc., a Delaware corporation
•    SU Pipeline Management LP, a Delaware limited partnership
•    SUCo LLC, a Delaware limited liability company
•    SUCo LP, a Delaware limited partnership
•    SUG Energy, LLC, a Texas limited liability company
•    SUGAir Aviation Company, a Delaware corporation
•    SUGS Holdings, LLC, a Delaware limited liability company
•    SU-West Texas Gathering Company, Inc., a Texas corporation
•    Sun Alternate Energy Corporation, a Delaware corporation
•    Sun Atlantic Refining and Marketing B.V., a Netherlands company
•    Sun Atlantic Refining and Marketing B.V., Inc., a Delaware corporation
•    Sun Atlantic Refining and Marketing Company, a Delaware corporation
•    Sun Canada, Inc., a Delaware corporation
•    Sun Company, Inc. a Delaware corporation
•    Sun Company, Inc. a Pennsylvania corporation
•    Sun International Limited, a Bermuda company
•    Sun Lubricants and Specialty Products Inc., a Quebec corporation
•    Sun Mexico One, Inc., a Delaware corporation
•    Sun Mexico Two, Inc., a Delaware corporation
•    Sun Oil Company, a Delaware corporation
•    Sun Oil Export Company, a Delaware corporation
•    Sun Oil International, Inc., a Delaware corporation
•    Sun Petrochemicals Inc., a Delaware corporation
•    Sun Pipe Line Company, a Texas corporation
•    Sun Pipe Line Company of Delaware LLC, a Delaware limited liability company
•    Sun Pipe Line Delaware (Out) LLC, a Delaware limited liability company
•    Sun Refining and Marketing Company, a Delaware corporation
•    Sun Services Corporation, a Pennsylvania corporation
•    Sun Transport LLC, a Pennsylvania limited liability company
•    Sun-Del Pipeline LLC, a Delaware limited liability company
•    Sun-Del Services, Inc., a Delaware corporation
•    Sunmarks, LLC, a Delaware limited liability company
•    Sunoco de Mexico, S.A. de C.V., a Mexico company

Schedule IV-4

•    Sunoco, Inc., a Pennsylvania corporation
•    Sunoco, Inc. (R&M), a Pennsylvania corporation
•    Sunoco Logistics Partners GP LLC, a Delaware limited liability company
•    Sunoco Logistics Partners Operations GP LLC, a Delaware limited liability company
•    Sunoco Logistics Partners Operations L.P., a Delaware limited partnership
•    Sunoco Overseas, Inc., a Delaware corporation
•    Sunoco Partners Butane Blending LLC, a Delaware limited liability company

•	Sunoco Partners Lease Acquisition & Marketing LLC, a Delaware limited liability company
•    Sunoco Partners LLC, a Pennsylvania limited liability company
•    Sunoco Partners Marketing & Terminals L.P., a Texas limited partnership
•    Sunoco Partners Operating LLC, a Delaware limited liability company
•    Sunoco Partners Real Estate Acquisition LLC, a Delaware limited liability company
•    Sunoco Partners Rockies LLC, a Delaware limited liability company
•    Sunoco Pipeline Acquisition LLC, a Delaware limited liability company
•    Sunoco Pipeline L.P., a Texas limited partnership
•    Sunoco Power Marketing L.L.C., a Pennsylvania limited liability company (99% interest)
•    Sunoco Receivables Corporation, Inc., a Delaware corporation
•    TETC, LLC, a Texas limited liability company
•    Texas Energy Transfer Company, Ltd., a Texas limited partnership
•    Texas Energy Transfer Power, LLC, a Texas limited liability company
•    The New Claymont Investment Company, a Delaware company
•    Thunder River Venture III, LLC, a Colorado limited liability company
•    Transwestern Pipeline Company, LLC, a Delaware limited liability company
•    Trunkline Deepwater Pipeline LLC, a Delaware limited liability company
•    Trunkline Field Services LLC, a Delaware limited liability company
•    Trunkline Gas Company, LLC, a Delaware limited liability company
•    Trunkline LNG Company LLC, a Delaware limited liability company
•    Trunkline LNG Export LLC, a Delaware limited liability company
•    Trunkline LNG Holdings LLC, a Delaware limited liability company
•    Trunkline Offshore Pipeline LLC, a Delaware limited liability company
•    West Texas Gathering Company, a Delaware corporation
•    West Texas Gulf Pipe Line Company, a Delaware corporation (60.3% interest)
•    Whiskey Bay Gathering Company, LLC, a Delaware limited liability company
•    Whiskey Bay Gas Company Ltd., a Texas limited partnership

Schedule IV-5

SCHEDULE V

•	Amerigas Partners L.P., a Delaware limited partnership (32% interest)
•    Aventine Renewable Energy Holdings, Inc., a Delaware corporation (2.803% interest)
•    Citrus Corp., a Delaware corporation (50% interest)

•	Citrus Energy Services, Inc., a Delaware corporation (50% interest of its sole member, Citrus Corp.)
•    Clean Air Action Corporation, a Delaware corporation (10% interest)

•	Energy Transfer Crude Oil Company, LLC, a Delaware limited liability company (40% interest)
•    Energy Transfer LNG Export, LLC, a Delaware limited liability company (40% interest)
•    Explorer Pipeline Company, a Delaware corporation (9.398% interest)
•    Fayetteville Express Pipeline, LLC, a Delaware limited liability company (50% interest)

•	FEP Arkansas Pipeline, LLC, an Arkansas limited liability company (50% interest of its sole member, Fayetteville Express Pipeline, LLC)

•	Florida Gas Transmission Company, LLC, a Delaware limited liability company (50% interest of its sole member, Citrus Corp.)

•	Japan Sun Oil Company, Ltd., a Japanese company (30% interest)

•	Lake Charles Exports, LLC, a Delaware limited liability company (20% interest)

•	Lavan Petroleum Company, an Iranian company (a 12.5% interest)

•	Lee 8 Storage Partnership, a Delaware limited partnership (29% interest)

•	Liberty Pipeline Group, LLC, a Delaware limited liability company (50% interest)

•	Lugresa, S.A., a Panama corporation (60% interest)

•	NSL Energy Marketing JV, , a Texas limited partnership (50% interest)

•	Oil Casualty Insurance, Ltd. a Bermuda company (2.130% interest)

•	Oil Insurance Limited, a Bermuda company (a 2.174% interest)

•	PEI Power II, LLC, a Pennsylvania limited liability company (49.9% interest)

•	PES Holdings LLC, a Delaware limited liability company (49% interest)

•	Philadelphia Energy Solutions LLC, a Delaware limited liability company (49% interest)

•	Philadelphia Energy Solutions Refining & Marketing LLC, a Delaware limited liability company (49% interest)

•	Tarahumara Pipeline, S. del R.L. de CV, a Mexico limited liability company (50% interest)

•	Trunkline Crude Oil Pipeline, LLC, a Delaware limited liability company (40% interest)

•	Venezoil, C.A., a Venezuelan company (a 6% interest)

•	West Shore Pipe Line Company, a Delaware corporation (17.179% interest)

•	Wolverine Pipe Line Company, a Delaware corporation (31.478% interest)

•	Yellowstone Pipe Line Company, a Delaware corporation (14% interest)

Schedule V

EXHIBIT A

Energy Transfer Partners, L.P.
Public Offering of Units
_________, 2013

Barclays Capital Inc.
Ladies and Gentlemen:
This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), and you as the Underwriter named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (the “Units”).
In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without your prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Units or any securities convertible into or exercisable or exchangeable for Units, or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of the Underwriting Agreement (the “Lock-Up Period”). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Units as contemplated by the Underwriting Agreement and the sale of the Units to the Underwriter (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement or (d) transfers of Units by any holder of a Unit to any affiliate of the undersigned or any transferee in a private transaction with the undersigned, in each case who delivers a written instrument agreeing to be bound by the terms of this Lock-Up Agreement, provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Units, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

Exhibit A

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,

Name:

Exhibit A

EXHIBIT A-1

LIST OF PARTIES SUBJECT TO LOCK-UPS

Name	Position

Energy Transfer Equity, L.P.
Kelcy L. Warren	Chief Executive Officer and Chairman of the Board of Directors
Marshall S. McCrea, III	Director, President and Chief Operating Officer
Martin Salinas, Jr.	Chief Financial Officer
Thomas P. Mason	Senior Vice President, General Counsel and Secretary
Richard Cargile	President of Midstream Operations
Bill W. Byrne	Director
Paul E. Glaske	Director
Ted Collins, Jr.	Director
Michael Grimm	Director
David K. Skidmore	Director

Exhibit A-1

EXHIBIT B-1

OPINION OF LATHAM & WATKINS LLP
(1)    ETP LLC is a limited liability company under the laws of the State of Delaware, with limited liability company power and authority to (A) own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and (B) act as the general partner of the General Partner. With your consent, based solely on certificates from public officials, such counsel confirmed that ETP LLC is validly existing and in good standing under the laws of the State of Delaware.
(2)    Each of the General Partner and the Partnership is a limited partnership under the laws of the State of Delaware, with limited partnership power and authority to (A) own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and (B) (i) in the case of the General Partner, to act as the general partner of the Partnership, and (ii) in the case of the Partnership, to perform its obligations under the Underwriting Agreement. With your consent, based solely on certificates from public officials, such counsel confirmed that each of the General Partner and the Partnership is validly existing and in good standing under the laws of the State of Delaware.
(3)    The General Partner is the sole general partner of the Partnership, and the General Partner owns an approximate 0.9% general partner interest in the Partnership (the “GP Interest”) and all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”); such GP Interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner is the record holder of such GP Interest and Incentive Distribution Rights free and clear of all liens, claims, charges and encumbrances (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date and attached to the opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, in each case, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.
(4)    The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary limited partnership action and limited liability company action of the Partnership and the General Partner, as applicable, and the Underwriting Agreement has been duly executed and delivered by the Partnership.
(5)    The Units to be issued and sold by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action and limited liability company action of the Partnership and the General Partner, as applicable, and, when issued to and paid for by you in accordance with the terms of the Underwriting Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and, under the Delaware LP Act, purchasers of the Units will have no obligation to make further payments for their purchase of the Units or contributions to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership, and no personal liability for the

Exhibit B-1

debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.
(6)     The equity securities of the Partnership, including the Units, conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.
(7)    The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on April 10, 2013, such counsel confirmed that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefore have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, and the Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act.
(8)     The Registration Statement at April 5, 2013, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, the Time of Sale Prospectus, as of April 5, 2013, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules, or other financial data included in, incorporated by reference in or omitted from the Registration Statement, the Time of Sale Prospectus or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true and complete.
(9)    The execution and delivery of the Underwriting Agreement and the issuance and sale of the Units by the Partnership to you pursuant to the Underwriting Agreement do not, on the date hereof, (i) violate the Governing Documents, (ii) result in the breach of or a default under any of the Specified Agreements, (iii) violate any federal or New York or Texas statute, law or regulation applicable to the Partnership or the Delaware LP Act or the Delaware LLC Act or (iv) result in the creation of any security in, or lien upon, any property or assets of the Partnership or any of its subsidiaries under any Specified Agreement.
(10)    The execution and delivery of the Underwriting Agreement and the issuance and sale of the Units by the Partnership to you pursuant to the Underwriting Agreement do not, on the date hereof, require any consents, approvals, or authorizations to be obtained by the Partnership from, or any registrations, declarations or filings to be made by the Partnership with, any governmental authority under any federal or New York or Texas statute, law or regulation applicable to the Partnership, the Delaware LP Act or the Delaware LLC Act, except such as have been obtained under the Act, such as may be required under the blue sky laws for such consents, approvals or authorizations as have been obtained or made.
(11)     The statements included in the Preliminary Prospectus and the Prospectus under the captions “Description of Units” and “Cash Distribution Policy,” insofar as such statements purport to constitute a summary of the terms of the Units are accurate summaries in all material respects.

Exhibit B-1

(13)     The Partnership is not, and immediately after giving effect to the sale of the Units in accordance with the Underwriting Agreement and the application of the proceeds as described in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds,” will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit B-1

EXHIBIT B-2
NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP

Based on such counsel’s participation, review and reliance as described above, such counsel advises you that no facts came to such counsel’s attention that caused such counsel to believe that:

•
the Registration Statement, as of April 5, 2013, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents as of such date), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•
the Preliminary Prospectus, as of April 5, 2013, together with the Incorporated Documents at that date and the information included in Schedule III to the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•
the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, or any other financial or accounting information included in or omitted from, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Incorporated Documents.

Exhibit B-2

EXHIBIT B-3
TAX OPINION OF LATHAM & WATKINS
Based on the facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus, such counsel’s opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriter may rely upon such opinion as if it were addressed to the Underwriter.

Exhibit B-3

EXHIBIT B-4
OPINION OF MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1.    The Partnership Agreement constitutes a legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms, provided that (a) the provisions of Section 11.1 of the Partnership Agreement, to the extent they purport to restrict the voluntary withdrawal by the General Partner, will be subject to the provisions of Section 17-602 of Delaware Revised Uniform Limited Partnership Act, 6 Del.C. §§ 17-101 etseq. (the “Delaware LP Act”); (b) the provisions of Section 5.4 of the Partnership Agreement will be subject to the provisions of Section 17-502(b) of the Delaware LP Act; (c) any obligations of the General Partner to make distributions as set forth in the Partnership Agreement will be subject to the provisions of Sections 17-607 and 17-804 of the Delaware LP Act; and (d) any restrictions on the transfer of partnership interests in the Partnership set forth in the Partnership Agreement will be subject to the provisions of Sections 17-703 and 17-705 of the Delaware LP Act and Section 8-204 of the Delaware Uniform Commercial Code; and provided, further, that we express no opinion as to the effect of Section 11.2 of the Partnership Agreement to the extent it provides that the removal of the General Partner shall automatically constitute the removal of the General Partner as general partner or managing member of any other Group Member or to the extent it provides that the election of any Person as a successor General Partner shall cause such Person automatically to become a successor general partner or managing member of any other Group Member.

Exhibit B-4

EXHIBIT C

OPINION OF THOMAS P. MASON

(i)    The limited partners of the Partnership existing immediately prior to the time of purchase set forth in this Agreement will own 305,627,586 Units, 8,853,832 Class E Units and 90,706,000 Class F Units (collectively, the “Existing Units”), representing an approximate 99.1% limited partner interest in the Partnership.
(ii)    Each of the ETP Entities has been duly incorporated or formed, as the case may be, and is validly existing as a limited partnership or limited liability company, as the case may be, and in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus.
1.Each of the ETP Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of the jurisdictions set forth opposite its name on Annex I hereto, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
(i)    The Partnership has an authorized and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus; all of the issued and outstanding Units have been duly authorized and validly issued, are fully paid (to the extent required under the Partnership Agreement) and, under the Delaware LP Act, purchasers of the Units will have no obligation to make further payments for their purchase of the Units or contributions to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership. Except for rights that have been effectively complied with or waived, there are no preemptive rights, resale rights, rights of first refusal or similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests of any of the ETP Entities, except for the rights to purchase Units pursuant to the Partnership’s distribution reinvestment program. None of the filing of the Registration Statement or the offering, issuance and sale of the Units as contemplated by the Underwriting Agreement and the Partnership Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the ETP Entities, other than as have been waived or complied with.
(ii)    Energy Transfer Equity, L.P. (“ETE”) owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement and are fully paid (to the extent required under the ETP LLC limited liability company agreement), free and clear of all liens, claims, charges or encumbrances (“Liens”)

Exhibit C

except Liens arising under the ETE Credit Agreements, and, under the Delaware LLC Act, purchasers of membership interests will have no obligation to make further payments for their purchase of such interests or contributions to ETP LLC solely by reason of their ownership of the membership interests or their status as members of ETP LLC, and no personal liability for the debts, obligations and liabilities of ETP LLC, whether arising in contract, tort or otherwise, solely by reason of being members of ETP LLC.
(iii)    (a) ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (b) ETP LLC’s general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the General Partner; (c) ETP LLC owns such general partner interest free and clear of all Liens; (d) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; and (e) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership and are fully paid (to the extent required under the General Partner’s agreement of limited partnership), free and clear of all Liens other than the Liens under the ETE Credit Agreements, and under the Delaware LP Act, purchasers of such limited partner interests will have no obligation to make further payments for their purchase of such interests or contributions to the Partnership solely by reason of their ownership of such interests or their status as limited partners of the General Partner, and no personal liability for the debts, obligations and liabilities of the General Partner, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.
(iv)    (a) LA GP, LLC, a Texas limited liability company (“LA GP”), is the sole general partner of ETC OLP, with a 0.1% general partner interest in ETC OLP, and such general partner interest has been duly authorized and validly issued in accordance with the ETC OLP LP Agreement; (b) Heritage ETC is the sole member of ETIH OLP, and such membership interest has been duly authorized and validly issued in accordance with the ETIH OLP LLC Agreement; (c) LA GP owns its general partner interests in ETC OLP free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LA GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to the undersigned without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act; (d) Heritage ETC is the sole limited partner of ETC OLP, with a 99.9% limited partner interest in ETC OLP; (e) the limited partner interests in ETC OLP have been duly authorized and validly issued in accordance with the ETC OLP LP Agreement and are fully paid and, under the Delaware LP Act, purchasers of limited partner interests in ETC OLP will have no obligation to make further payments for their purchase of such limited partner interests or contributions to ETC OLP solely by reason of their ownership of such limited partner interests or their status as limited partners of ETC OLP, and no personal liability for the debts, obligations and liabilities of ETC OLP, whether arising in contract, tort or otherwise, solely by reason of being limited partners of ETC OLP; and (f) such limited partner interests are owned free and clear of all Liens (x) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware

Exhibit C

naming Heritage ETC as debtor is on file in the office of the Secretary of State of the State of Delaware or (y) otherwise known to the undersigned without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or Liens arising under the ETE Credit Agreements.
(v)    The Units are duly listed, and admitted and authorized for trading, on the NYSE.
(vi)    To the undersigned’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.
(vii)    To the undersigned’s knowledge, (i) none of the ETP Entities nor any Subsidiary are a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Underwriting Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which any of the ETP Entities or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus but are not so described as required.
(viii)    The Registration Statement, the Disclosure Package and the Final Prospectus (except as to the financial statements and schedules, and other financial data derived therefrom, contained in the Registration Statement, the Disclosure Package and the Prospectus, as to which the undersigned expresses no opinion) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.
The undersigned has participated in conferences with officers and other representatives of the ETP Entities, representatives of the independent public accountants of the ETP Entities and representatives of the Underwriter at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus were discussed and, although the undersigned need not pass upon and need not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus, on the basis of the foregoing, nothing has come to the attention of the undersigned that causes the undersigned to believe that (i) the Registration Statement, on the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (together with (a) the aggregate number of Units offered for sale pursuant to the Final Prospectus and (b) the public offering price per unit, in the case of each of clause (a) and clause (b), as reflected on the cover page of the Final Prospectus), as of as of the date of the Underwriting Agreement and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a

Exhibit C

material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus, as of its date and the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the undersigned need not express any opinion in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Disclosure Package or the Final Prospectus).

Exhibit C

ANNEX I

ETP Entities	Jurisdiction of Formation	Jurisdictions of Foreign Qualifications or Registration
Energy Transfer Partners, L.L.C.	Delaware
Alabama, Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma (doing business as ETP, L.L.C.), Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as U.S. Propane Gas, L.L.C.)

Energy Transfer Partners GP, L.P.	Delaware
Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as Energy Transfer Company GP, Limited Partnership)

Energy Transfer Partners, L.P.	Delaware	Kentucky, Louisiana, Oklahoma, New York (registered under ETP Partners LP),Texas (registered as Energy TP, L.P.)

Annex I